UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 11, 2013
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 11, 2013, AT&T Inc. (“AT&T”, “we” or “the Company”) provided updated information regarding changes to the classification of certain revenue items and access lines.

Wireless segment revenues now include text messaging revenue with voice revenue, reflecting recent changes in our service pricing plans. We have adjusted prior period results to reflect the lower data revenue and data ARPU. This change will not impact Wireless service revenue reported in our consolidated results.

We have also revised our definition of Wireline Strategic Business Services to add VoIP, security services, Ethernet-access to Managed Internet Service (eaMIS) and U-verse services provided to our business customers, reflecting our current strategic service offerings. These new services are added to our existing Ethernet, VPNs, hosting, IP conferencing and applications services.

Beginning in 2013, switched access lines, which traditionally have included only those access lines served by AT&T’s Incumbent Local Exchange Carriers and affiliates, will now include those lines served by AT&T Corp. Switched access lines will also reflect the removal of Integrated Services Digital Network (ISDN) connections, which are associated with the digital transmission of voice, video, data and other network services over the traditional circuits.

We have applied these changes retrospectively, adjusting prior-period segment information. As a convenience to investors who may want to consider the effects of this change, AT&T is providing updated prior-quarter results on the investor relations page on our website (www.att.com/investor.relations). The information provided on our website is not incorporated by reference herein.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 11, 2013	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller